UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

REYNOLDS AMERICAN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Key Messages

Overall / Strategic Rationale

•	British American Tobacco p.l.c. (BAT) and Reynolds American Inc. (RAI) have reached an agreement for BAT to acquire the remaining 57.8% of RAI it does not already own.

•	The transaction has been unanimously approved by the transaction committee of independent RAI directors established to evaluate the BAT offer, and by the boards of RAI and BAT.

•	As a result of this acquisition, BAT will become the world’s largest listed tobacco company by both net revenue and operating profit, creating a stronger, truly global tobacco and next-generation products company that will combine the most talented people in the industry, and drive continued sustainable profit growth and returns long into the future.

•	BAT is confident that not only will the great majority of jobs in the RAI family of companies be preserved following completion, but, in the future, as a stronger, combined organization, we believe there is a possibility of U.S. job growth and expansion.

•	The combined company will be well-positioned for long-term success, with an estimated $30B+ in annual revenue, and $12B+ in operating income.

•	The companies’ combined next-generation product development and R&D capabilities will create a world-class pipeline of vapor and tobacco-heating products.

•	In addition to retaining a strong presence in the U.S., the combined business will maintain a presence in both profitable developed and high-growth developing markets across South America, Africa, the Middle East & Asia while bringing together a compelling and complementary global portfolio of strong brands, including Camel, Newport, Pall Mall, Natural American Spirit, Dunhill, Kent, Lucky Strike and Rothmans.

Financial Community

•	The combination with BAT will deliver significant value to RAI shareholders, as well as the opportunity to participate in the upside potential of a global tobacco company with a compelling and complementary portfolio of strong tobacco brands, and a world-class pipeline of next-generation vapor and tobacco heating products.

•	RAI shareholders will receive for each RAI share $29.44 in cash and a number of BAT American Depositary Shares (ADS) representing 0.5260 of a BAT ordinary share, currently worth $30.20 per share based on the BAT closing share price as of Jan. 16, 2017, and the corresponding Dollar-Sterling exchange rate. For each RAI share, the ADS will trade on the New York Stock Exchange.

•	Based on BAT’s closing share price on January 16, 2017, this implies a total current value of $59.64 per RAI share and a total current value of approximately $49 billion for the outstanding RAI shares not currently owned by BAT and its subsidiaries.

•	The transaction represents a premium of 26.4% over the closing price of RAI common stock on October 20, 2016 (the last day prior to BAT’s announcement of a proposal to merge with RAI).

•	With an EBITDA valuation multiple of 16.9, the transaction will stand at highest end of historical tobacco transactions.

•	BAT’s acquisition of RAI is expected to achieve synergies of approximately at least $400 million on a run-rate basis, primarily resulting from cost savings.

•	BAT will maintain its continued commitment to its progressive dividend policy with a payout ratio of a minimum of 65%. RAI will continue its existing dividend policy until close.

•	BAT and RAI expect the transaction to be accretive to BAT EPS in its first full year.

•	Significant cash flows will enable BAT to maintain a strong investment grade credit rating.

•	Both BAT and RAI have extensive experience in successful integrations. RAI’s strong integration track record includes the acquisitions of Lorillard, Santa Fe Natural Tobacco Company and American Snuff Company, as well as the business combination with Brown & Williamson Tobacco Corp.

Employees

•	BAT recognizes the importance and expertise of the employees of the RAI companies, the quality of their facilities and the strength of their customer network, and remains committed to the RAI companies’ U.S.-based workforce and manufacturing facilities.

•	BAT is confident that not only will the great majority of jobs in the RAI family of companies be preserved following completion, but, in the future, as a stronger, combined organization, we believe there is a possibility of U.S. job growth and expansion.

•	From what we know today, BAT does not see the need to make material changes, post-completion, to the way RAI and its subsidiaries operate.

•	BAT has no plans to close or move the head office in Winston-Salem, nor make any significant changes to the current high-quality manufacturing facilities in North Carolina and Tennessee, nor to the Trade Marketing team.

•	It’s important to BAT that the combined company retain the best resources from within both companies and that opportunities are created for sharing both companies’ expertise and talent.

•	As a result of this acquisition, BAT will become the world’s largest listed tobacco company by both net revenue and operating profit, creating a stronger, truly global tobacco and next-generation products company that will combine the most talented people in the industry, and drive continued sustainable profit growth and returns long into the future.

•	The transaction will create new opportunities for employees in a larger, global company with strong growth potential.

•	BAT is excited about the prospect of maximizing the value of the brand and innovation portfolios of both companies and will certainly be looking for opportunities, where it makes sense, to expand the reach of key drive brands to fuel growth.

•	BAT believes that as we form the largest global tobacco company, there will be great opportunities for the talented employees of RAI and its subsidiaries.

•	In the short term, business will remain as usual. RAI and BAT will keep everyone updated regularly throughout the process to the extent permitted.

Community

•	As evidenced by its $49 billion investment in the outstanding RAI shares not currently owned by BAT and its subsidiaries, BAT is clearly committed to the U.S. market and the opportunities it presents.

•	BAT recognizes the importance and expertise of the employees of the RAI companies, the quality of their facilities and the strength of their customer network, and remains committed to the RAI companies’ U.S.-based workforce and manufacturing facilities.

•	BAT has advised us that it is confident that not only will the great majority of jobs in the RAI family of companies be preserved following completion, but, in the future, as a stronger, combined organization, we believe there is a possibility of U.S. job growth and expansion.

•	BAT has advised us that it has no plans to make any significant changes to the current high-quality manufacturing facilities in North Carolina and Tennessee, nor to the Trade Marketing team.

•	BAT believes that as we form the largest global tobacco company, there will be great opportunities for the talented employees of RAI and its subsidiaries.

•	RAI will work closely with its employees, as well as with its business and community partners, to ensure that this transaction results in a stronger company and a stronger economic base for the region.

•	BAT is known as an employer of choice in countries where it operates. I encourage you to review their sustainability reports on their web site to learn more about the commitments.

Customer

•	As BAT views the strength of RAI’s customer relationships as key components to to its continued future success in the U.S., the transaction will provide significant benefits to U.S. consumers.

•	BAT has advised us that it has no plans to make any significant changes to the current high-quality manufacturing facilities in North Carolina and Tennessee, nor to the Trade Marketing team.

•	U.S. consumers will continue to benefit from high quality tobacco and vapor products as well as competitive trade programs.

•	There will be no change to the products or brands that customers currently purchase as a result of this transaction.

Wholesale / Retail

•	There is no immediate impact or change to current wholesale or retail contracts – it’s business as usual as progress is made for anticipated close of the transaction in the third quarter of this year.

•	Trade marketing representatives will work closely with customers to keep them well informed as things move forward.

Government / Regulatory

•	This transaction is an investment in the U.S. and its skilled workforce. BAT recognizes the importance of RAI employees, quality of RAI’s facilities and strength of its customer network, and remains committed to RAI’s U.S.-based workforce.

•	The transaction is subject to regulatory approvals. BAT and RAI look forward to working with regulators to move through, and successfully complete, the review process.

•	RAI believes the combination will create a stronger, truly global tobacco and next-generation products company that will combine the most talented people in the industry, and drive continued sustainable profit growth and returns long into the future.

•	The transaction is expected to close in 3Q 2017, subject to the approvals of RAI shareholders, and BAT shareholders, required regulatory approvals and other customary closing conditions.

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Cautionary Statement Regarding Forward-Looking Statements

Statements included in this communication that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this communication and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the proposed transaction, including future financial and operating results, financial forecasts or projections, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, and other statements that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “predict,” “possible,” “potential,” “could,” “should” and similar expressions. These statements regarding future events or the future performance or results of Reynolds American Inc. (“RAI”) and its subsidiaries or the combined company inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be consummated, or if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI or the combined company, respectively, are the following: the failure to obtain necessary shareholder approvals for the proposed transaction; the failure to obtain necessary regulatory or other approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the proposed transaction, result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on RAI or the combined company; the failure to satisfy required closing conditions or complete the proposed transaction in a timely manner or at all; the effect of restrictions placed on RAI’s and its subsidiaries’ business activities and the limitations put on RAI’s ability to pursue alternatives to the proposed transaction pursuant to the merger agreement; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the failure to realize projected synergies and other benefits from the proposed transaction; failure to promptly and effectively integrate RAI into British American Tobacco p.l.c. (“BAT”); the uncertainty of the value of the proposed transaction consideration that RAI shareholders will receive in the proposed transaction due to a fixed exchange ratio and a potential fluctuation in the market price of BAT common stock; the difference in rights provided to RAI shareholders under North Carolina law, the RAI articles of incorporation and the RAI bylaws, as compared to the rights RAI shareholders will obtain as BAT shareholders under the laws of England and Wales and BAT’s governing documents; the possibility of RAI’s and BAT’s directors and officers having interests in the proposed transaction that are different from, or in addition to, the interests of RAI shareholders generally; the effect of the announcement of the proposed transaction on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the incurrence of significant pre- and post-transaction related costs in connection with the proposed transaction; evolving legal, regulatory and tax regimes; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as provided by federal securities laws, RAI is not under any obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed transaction involving RAI and BAT. In connection with the proposed transaction, BAT will file with the SEC a registration statement on Form F-4 that will include the proxy statement of RAI that also constitutes a prospectus of BAT. RAI plans to mail the definitive proxy statement/prospectus to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR

ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BAT, RAI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI and BAT through the SEC’s web site at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI, when available, by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by BAT, when available, by contacting BAT Investor Relations at batir@bat.com or by calling +44 (0) 20 7845 1000 or at BAT’S website at www.bat.com.

RAI, BAT and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from RAI shareholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from RAI shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You may also obtain the documents that RAI files electronically from the SEC’s web site at http://www.sec.gov. Information regarding RAI’s directors and executive officers is contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Proxy Statement on Schedule 14A, dated March 23, 2016, as supplemented, which are filed with the SEC. Information regarding BAT’s directors and executive officers is contained in BAT’s Annual Reports, which may be obtained free of charge from BAT’s website at www.bat.com.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.